UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2011

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by Provident Financial Services, Inc. (the “Company”) in its Proxy Statement dated and filed with the Securities and Exchange Commission on March 15, 2011, William T. Jackson and Arthur McConnell retired from the Board of Directors of the Company and The Provident Bank following the Annual Meeting of Stockholders held on April 28, 2011.  The Board of Directors reduced the size of the Board from 13 to 11 members as a result of the retirements.

Item 5.07                    Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders was held on April 28, 2011 (the “Annual Meeting”).  A total of 55,132,246 shares were present or represented by proxy at the Annual Meeting.  The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Matter 1. The election of four directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Laura L. Brooks	47,936,477	961,726	6,234,043
Terence Gallagher	47,951,061	947,142	6,234,043
Carlos Hernandez	47,735,368	1,162,835	6,234,043
Katharine Laud	47,957,517	940,686	6,234,043

Matter 2. An advisory (non-binding) vote to approve the compensation paid to the named executive officers.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
46,528,673	2,077,689	291,835	6,234,049

Matter 3. An advisory (non-binding) vote on the frequency of stockholder voting on executive compensation.

Shares Voted for One Year	Shares Voted for Two Years	Shares Voted for Three Years	Shares Voted Abstain	Broker Non-Votes
41,333,360	962,539	5,767,791	834,513	6,234,043

Matter 4. The ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2011.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
54,100,702	744,162	287,382	0

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.
DATE: May 2, 2011	By:	/s/ John F. Kuntz
John F. Kuntz
Executive Vice President, General Counsel and Corporate Secretary